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                                                                [EXECUTION COPY]




     THIS LIMITED GUARANTY (this "Limited Guaranty"), dated as of March 28, 1997, is made by GRAND CASINOS, INC., a Minnesota corporation ("GCI"), in favor of each the Beneficiaries (as defined below).


                              W I T N E S S E T H:

     WHEREAS, pursuant to a Participation Agreement, dated as of April 29, 1996 (as amended or otherwise modified to the date hereof, the "Stratosphere Participation Agreement"), among Stratosphere Gaming Corp., a Nevada corporation, as Lessee; Stratosphere Corporation, a Delaware corporation, as Guarantor; First Security Trust Company of Nevada, a Nevada trust company, not in its individual capacity, except as expressly stated therein, but solely as Lessor and Trustee; the persons listed therein, as Lenders; Bank of Scotland, Wells Fargo Bank, National Association (successor by merger to First Interstate Bank of Nevada), and Societe Generale, as Co-Agents; Credit Lyonnais, Los Angeles Branch, as Lead Manager; and BA Leasing & Capital Corporation, a California corporation, as Arranger and Agent, the Lenders made term loans to the Trustee to enable the Trustee to make Advances (such term, and all other capitalized terms used herein, shall have the meanings ascribed to them in
Section 18 hereof) to Lessee to finance the acquisition of certain Equipment;

     WHEREAS, pursuant to a Lease Agreement, dated as of April 29, 1996 (as amended or otherwise modified to the date hereof, the "Lease"), between the Trustee, as Lessor, and the Lessee, the Trustee leased the Equipment purchased with the term loan proceeds to the Lessee;

     WHEREAS, Lessee, Guarantor and certain noteholders under the Indenture entered into a Restructuring Agreement, dated as of January 6, 1997 (the "Restructuring Agreement"), pursuant to which the parties thereto agreed to a restructuring of the Lessee and the Guarantor to be implemented through a plan of reorganization of the Lessee and the Guarantor (the "Plan of Reorganization") under Chapter 11 of the Bankruptcy Code;


     WHEREAS, pursuant to a Stipulation Providing Adequate Protection dated as of February 3, 1997 (the "Stipulation") among the parties to the Stratosphere Participation Agreement and the Lease, the Trustee and the Lenders have agreed not to exercise or instruct, authorize, or allow any other Person to exercise, any

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                                                                Limited Guaranty



action pursuant to Section 362(d) of the Bankruptcy Code with regard to the Collateral, until among other things, a plan of reorganization is substantially consummated, provided, that the Lessee continues to make scheduled payments of Rent in accordance with the terms of the Stratosphere Participation Agreement and the Lease and to perform and comply with its other obligations under the Operative Documents;

     WHEREAS, in connection with the Stipulation, Lessee has requested the Lenders and the Trustee to amend the Stratosphere Participation Agreement and the Lease to extend the Lease Term and adjust certain financial covenants; and

     WHEREAS, certain parties are concurrently amending the Participation Agreement dated as of May 10, 1996 among GCI, BL Development Corp., Hancock Bank, not in its individual capacity, but solely as trustee, certain lenders named therein and BA Leasing & Capital Corporation as Agent and the Lease Agreement and Deed of Trust, dated as of May 10, 1996 between Hancock Bank, in its trust capacity, as lessor, and BL Development Corp., as lessee, in certain respects as provided in Amendment No. 1 to Participation Agreement, dated as of the date hereof ("Amendment No. 1");

     NOW, THEREFORE, in consideration of the premises and in order to induce the parties thereto to enter into Amendment No. 1, GCI covenants and agrees as follows:

     SECTION 1. GCI Guaranty. GCI hereby absolutely, unconditionally and irrevocably guarantees to Trustee (both individually and in its capacity as Trustee), Agent, each Lender and each other Indemnitee and their respective successors and assigns (individually, a "Beneficiary" and, collectively, the "Beneficiaries") the due, punctual and full payment of all amounts (including amounts payable as damages in case of default, any amounts due pursuant to Articles VII and VIII of the Stratosphere Participation Agreement and interest at the Overdue Rate on any amount due and owing from the date the same shall have become due and payable to the date of payment) payable by Lessee pursuant to the Lease, the Stratosphere Participation Agreement, or any other Operative Document to which Lessee is a party, whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.
Section 502(b) and Section 506(b)

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                                                                Limited Guaranty



or the commencement or operation of any other bankruptcy, insolvency, reorganization or like proceeding relating to Lessee) (such obligations subject to the Maximum Limitation Amount being hereinafter called the "Guaranteed Obligations"); provided, however, that except for amounts paid pursuant to the next paragraph hereof, the maximum amount payable by GCI hereunder shall not exceed Eight Million Six Hundred Eighty-four Thousand Three Hundred Sixty-two Dollars ($8,684,362.00) (the "Maximum Limitation Amount"). Any payment by GCI under Section 2(a) of the Option Agreement, dated the date hereof, between GCI and the Trustee shall not constitute a payment by GCI under this Guaranty. GCI shall be treated as having made a payment under this Limited Guaranty only if Agent or Trustee shall have made a written demand hereunder for payment, and then only to the extent of the amount so demanded.

     In addition to the Maximum Limitation Amount, GCI further will pay any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel, which may include allocated costs of staff counsel of any Beneficiary) that may be paid or incurred by any Beneficiary in collecting any amounts payable by GCI under this Limited Guaranty or in preserving or enforcing any rights under this Limited Guaranty, it being understood that GCI shall not be obligated to pay any amounts hereunder to the extent that Lessee has made corresponding payments under the Operative Documents.

     This Limited Guaranty constitutes an unconditional and irrevocable guaranty of payment and not of collectability, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Lessee or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against GCI without regard to the validity or enforceability of the Lease or any other Operative Document.

     SECTION 2.  GCI's Guaranteed Obligations Unconditional.

     The covenants and agreements of GCI set forth in this Limited Guaranty shall be primary obligations of GCI, and shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by GCI with its obligations hereunder), whether based upon any claim that Lessee, GCI, or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or

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not GCI or Lessee shall have any knowledge or notice thereof) including, without limitation:

          (a) any amendment, modification, addition, deletion, supplement, renewal or any other change to or of the Guaranteed Obligations, the Lease or any Operative Document (whether by agreement of the parties thereto, a plan of reorganization of Lessee or otherwise), or any of the agreements referred to in any of the aforementioned documents, or any other instrument or agreement applicable to any such agreements or any of the parties to such agreements, or to the Equipment, or any assignment or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Guaranteed Obligations; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any Collateral;

          (b) any failure, omission or delay on the part of Lessee, any Beneficiary or any other Person to conform or comply with any term of any instrument or agreement referred to in clause (a) above;

          (c) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause (a) above or any obligation or liability of Lessee or any Beneficiary, or any exercise or non-exercise by any Beneficiary or any other Person of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

          (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Lessee, any Beneficiary or any other Person, or any of their respective properties or creditors, the imposition of any stay or injunction in connection with any such proceeding, or any action taken by any trustee or receiver or by any court in any such proceeding;

          (e) any limitation on (i) the liability or obligations of Lessee, GCI or any other Person under any agreement or instrument referred to in clause
     (a) above, or (ii) the Guaranteed Obligations or any collateral security for the Guaranteed Obligations;



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                                                                Limited Guaranty



          (f) the Guaranty or any other guaranty of the Guaranteed Obligations or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement or instrument, referred to in clause (a) above or any term of any agreement in clause (a) above;

          (g) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Equipment by Lessee or any other Person for any reason whatsoever (including any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of the Lease), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

          (h) any merger or consolidation of Lessee or GCI into or with any other Person or any sale, lease or transfer of any of the assets of Lessee or GCI to any other Person;

          (i) any change in the ownership of any shares of capital stock of Lessee or any corporate change in Lessee;

          (j)  a failure of the Lease to be effective;

          (k) A failure to obtain confirmation of or otherwise to substantially consummate a Plan of Reorganization of Lessee:

          (l) any assignments, transfers or subleases of the Lease or any of Lessee's rights thereunder including an assignment, transfer or sublease pursuant to Article IV of the Lease; or

          (m) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against GCI.



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                                                                Limited Guaranty




     The unconditional obligations of GCI set forth herein constitute the full recourse obligations of GCI enforceable against it to the full extent of all its assets and properties.

     The rights of each Beneficiary set forth herein are in addition to the rights of each such Beneficiary under the Guaranty, and nothing contained in this Limited Guaranty shall limit or otherwise impair the rights, claims or liens of any Beneficiary against the Guarantor under the Guaranty or be deemed to require any Beneficiary to proceed against the Guarantor for payment of all or any portion of the Guaranteed Obligations before exercising any remedies permitted hereunder.

     SECTION 3. Acceleration of Limited Guaranty. GCI agrees that if (a) any event described in Sections 4 or 5 of the Stipulation shall occur or (b) the Stipulation shall terminate and cease to be effective for any reason (other than by mutual written agreement of all of the parties to the Stipulation or confirmation of a Plan of Reorganization to which Lenders as a class have voted affirmatively to accept), it shall pay to the Beneficiaries forthwith the full amount of the Guaranteed Obligations.

     SECTION 4. Waiver and Agreement. GCI waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Limited Guaranty or acceptance of this Limited Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guaranty. GCI unconditionally waives, to the extent permitted by law: (a) acceptance of this Limited Guaranty and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in Section 2, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against GCI, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under any agreement or instrument referred to in clause (a) of Section 2, and notice of default or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of any agreement or instrument referred to in clause (a) of Section 2; (d) any right to the enforcement, assertion or exercise against Lessee of any right, power, privilege or remedy conferred in any agreement or instrument referred to in clause (a) of Section 2 or otherwise;
(e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to


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mitigate the damages resulting from a default by any Person under any agreement or instrument referred to in clause (a) of Section 2; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any agreement or instrument referred to in clause (a) of Section 2 or the Collateral; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against GCI.

     GCI agrees that this Limited Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Lessee is rescinded or must be otherwise restored by any of the Beneficiaries, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     GCI further agrees that, without limiting the generality of this Limited Guaranty, if a Lease Event of Default shall have occurred and be continuing and Trustee or its assignee is prevented by applicable law from exercising its remedies under the Lease or if any agreement or instrument referred to in clause
(a) of Section 2 shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver or liquidating agent of Lessee or any other Person upon the insolvency, bankruptcy or reorganization of Lessee or such other Person, or as a result of any modifications to the Lease contained in a plan of reorganization to which the Lenders as a class have not voted to accept, GCI's Guaranteed Obligations hereunder shall continue to the same extent as if Trustee had exercised any remedies available under the Lease and any such agreement or instrument had not been rejected, disaffirmed or otherwise modified .

     SECTION 5. Assignment. GCI hereby acknowledges that it is contemplated that on the date hereof the Trustee will assign to the Agent for the benefit of the Lenders all of the Trustee's rights, title and interest in and to this Limited Guaranty in respect of any Guaranteed Obligations hereunder which are part of the Trust Estate and GCI hereby agrees to such assignment.

     SECTION 6. Subrogation. GCI will not exercise any rights (including any right to vote such claims in support of or against any plan of reorganization) which it may acquire against the Lessee by way of subrogation under this Limited Guaranty, by any payment made hereunder or otherwise, until such time as the Lease Balance, all the Guaranteed Obligations and all other amounts payable under this Limited Guaranty shall have been paid in full. If any amount shall be paid to GCI on account of such subrogation rights in violation of the preceding sentence and the Lease

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Balance, the Guaranteed Obligations and all other amounts payable under this
Limited Guaranty shall not have been indefeasibly paid in full in cash, such amount shall be deemed to have been paid to GCI for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Agent to be credited and applied pursuant to the terms of the Loan Agreement and the Trust Agreement. If (i) GCI shall make payment to Agent of all or any part of the Lease Balance and the Guaranteed Obligations and (ii) the Lease Balance and the Guaranteed Obligations and all other amounts payable under this Limited Guaranty shall have been indefeasibly paid in full in cash, Agent on behalf of itself and the Beneficiaries will, at GCI's request, execute and deliver to GCI appropriate documents, without recourse and without representation or warranty, necessary to evidence transfer by subrogation to GCI of an interest in the obligations resulting from such payment by GCI. If (x) GCI makes any payments under this Limited Guaranty during the pendency of the Chapter 11 case of the Lessee (the "Chapter 11 Guaranty Payments"), and (y) the Trustee, the Agent and the Lenders receive a cash distribution on account of their claims in such Chapter 11 case that exceeds the amount which is the then-outstanding Lease Balance immediately prior to such cash distribution plus all other payments then due and payable under the Operative Documents less the total Chapter 11 Guaranty Payments made (the "Realized Net Balance"), then the Trustee, the Agent and the Lenders shall retain only the Realized Net Balance from such distributions and pay to GCI the excess.

     SECTION 7. Rights of the Beneficiaries. This Limited Guaranty is made for the benefit of, and shall be enforceable by, each Beneficiary as its interest may appear or by the Agent on behalf of the Beneficiaries.

     SECTION 8. Term of Limited Guaranty. This Limited Guaranty and all guaranties, covenants and agreements of GCI contained herein shall continue in full force and effect and shall not be discharged until such time as all the Guaranteed Obligations and all other amounts payable under this Limited Guaranty (including, but not limited to, all costs and expenses payable pursuant to Section 1 hereof) shall be indefeasibly paid in full in cash and all the agreements of GCI hereunder and the Lessee hereunder and under the Lease shall have been duly performed. If, as a result of any bankruptcy, dissolution, reorganization, insolvency, arrangement or liquidation proceedings (or proceedings similar in purpose or effect), or if for any other reason any payment received by any Beneficiary in respect of the Lease Balance and the Guaranteed Obligations is rescinded or must be returned by such Beneficiary, this Limited Guaranty shall continue to be

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effective as if such payment had not been made and, in any event, as provided in the preceding sentence.

     SECTION 9. Agreement of GCI. GCI assumes the responsibility for being and keeping itself informed of the financial condition of Lessee and of all other circumstances with respect to the Lease Balance and any of the Guaranteed Obligations, and GCI agrees that no Beneficiary shall be under any duty to advise GCI of information known to it regarding such condition or any such circumstance whether or not any Beneficiary has a reasonable opportunity to communicate such information or has reason to believe that any such information is unknown to GCI or materially increases the risk to GCI beyond the risk GCI intends to assume hereunder.

     SECTION 10. Representations and Warranties. GCI hereby represents and warrants to each Beneficiary as follows:

          (a) GCI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Limited Guaranty and to carry out the transactions contemplated hereby.

          (b) The execution and delivery by GCI of this Limited Guaranty and the consummation by GCI of the transactions contemplated hereby have been duly authorized by all necessary corporate action of GCI. This Limited Guaranty has been duly executed and delivered by GCI and constitutes the legal, valid and binding obligation of GCI enforceable against GCI in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity).

          (c) The execution and delivery of this Limited Guaranty and the consummation by GCI of the transactions contemplated hereby do not (i) contravene or result in a default under GCI's articles of incorporation or bylaws, (ii) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on GCI, (iii) require any filings, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any Lien on GCI's properties, other than Permitted Liens.



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                                                                Limited Guaranty

     SECTION 11. Further Assurances. GCI hereby agrees to execute and deliver all such instruments and take all such action as any Beneficiary may from time to time reasonably request in order to fully effectuate the purposes of this Limited Guaranty.

     SECTION 12. Notices, Etc. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 9.3 of the Stratosphere Participation Agreement and addressed to GCI as provided below its signature hereto, or to such other address as GCI may designate by written notice to Agent.

     SECTION 13. Amendments, Etc. No amendment to or waiver of any provision of this Limited Guaranty, nor consent to any departure by GCI herefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiaries, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 14. Severability. In case any provisions of this Limited Guaranty or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and statements and any other application thereof shall not in any way be affected or impaired thereby. To the extent permitted by law, GCI hereby waives any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

     SECTION 15. Operative Document. This Limited Guaranty is an Operative Document executed pursuant to Amendment No. 1 and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions hereof and thereof.

     SECTION 16. Governing Law. THIS LIMITED GUARANTY HAS BEEN DELIVERED IN AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LIMITED GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAWS AND CONFLICTS RULES OF SUCH STATE.

     SECTION 17. Successors and Assigns. This Limited Guaranty shall be binding upon GCI and its successors, transferees and assigns and inure to the benefit of and be enforceable by the respective successors, transferees, and assigns of the Beneficiaries; provided, however, that GCI may not delegate any

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of its obligations hereunder without the prior written consent of the Trustee and each Lender.

     SECTION 18. Definitions. Capitalized terms used and not otherwise defined in this Limited Guaranty shall have the meaning assigned to such term in Appendix 1 to the Stratosphere Participation Agreement.

                            [Signature page follows]





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                                                                Limited Guaranty


     IN WITNESS WHEREOF, GCI has caused this Guaranty to be executed as of the date first above written.


                                             GRAND CASINOS, INC.


                                             By: /s/ Timothy J. Cope
                                                -------------------------------
                                             Name:  Timothy J. Cope
                                             Title: CFO

                                             Address: 13705 First Avenue North
                                                     --------------------------
                                                     Minneapolis, MN  55441
                                                     --------------------------

                                             Telephone: (612) 449-7030
                                                       ------------------------

                                             Facsimile: (612) 449-7064
                                                       ------------------------

                                             Attention: Timothy J. Cope
                                                       ------------------------